As filed with the Securities and Exchange Commission on April 3, 2009

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COVANTA HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	95-6021257
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

40 Lane Road
Fairfield, New Jersey 07004
(973) 882-9000
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Anthony J. Orlando
President and Chief Executive Officer
Covanta Holding Corporation
40 Lane Road
Fairfield, New Jersey 07004
(973) 882-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Timothy J. Simpson, Esq. Executive Vice President, General Counsel and Secretary Covanta Holding Corporation 40 Lane Road Fairfield, New Jersey 07004	David S. Stone, Esq. Neal, Gerber & Eisenberg LLP Two North LaSalle Street Chicago, Illinois 60602

Approximate date of commencement of proposed sale to the public:  From time to time after the registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

* Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered(1)	Price per Share(1)	Offering Price(1)	Fee(1)(2)
Common Stock, $0.10 par value per share
Preferred Stock, $0.10 par value per share
Warrants
Debt Securities

(1)	There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants and such indeterminate principal amount of debt securities of the Registrant as may from time to time be offered at indeterminate prices.

(2)	In accordance with Rule 456(b) and Rule 457(r), the Registrant is deferring payment of the entire registration fee, except for $3,301 that has been previously paid with respect to 4,480,744 unsold shares of the Registrant’s common stock, $0.10 par value per share, that already were registered for resale by selling stockholders pursuant to the Registrant’s Registration Statement on Form S-3 (File No. 333-117730) filed on July 28, 2004 and the Registrant’s Registration Statement on Form S-3 (File No. 333-134173) filed on May 16, 2006.

PROSPECTUS

COVANTA HOLDING CORPORATION

COMMON STOCK
PREFERRED STOCK
WARRANTS
DEBT SECURITIES

Covanta Holding Corporation may offer, from time to time, common stock, preferred stock, warrants or debt securities. In addition, selling stockholders to be named in a prospectus supplement may offer, from time to time, shares of our common stock.

We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to consummate any sales of securities unless accompanied by a prospectus supplement which will describe the method and terms of the offering.

Our common stock is traded on the New York Stock Exchange under the symbol “CVA.” Our principal executive offices are located at 40 Lane Road, Fairfield, New Jersey 07004, and our telephone number is (973) 882-9000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 3, 2009.

About This Prospectus

Unless the context otherwise requires, references in this prospectus to “Covanta,” “we,” “our,” “us” and similar terms refer to Covanta Holding Corporation and its subsidiaries.

The prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, referred to in this prospectus as the “SEC,” using a “shelf” registration process. Under this shelf registration process, (1) we may, from time to time, sell any combination of common stock, preferred stock, warrants or debt securities as described in this prospectus, in one or more offerings and (2) selling stockholders to be named in a prospectus supplement may, from time to time, sell common stock in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the section entitled “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Covanta and the selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate only as of the date of this prospectus.

Where You Can Find More Information

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” under which we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Copies of such material also can be obtained at the SEC’s website, www.sec.gov or by mail from the SEC’s Public Reference Room, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on our corporate website, www.covantaholding.com. Our common stock is traded on the New York Stock Exchange. Material filed by us can be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

Information on our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

Incorporation By Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below which have been filed with the SEC:

1. Our Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 2, 2009;

2. Our Current Report on Form 8-K filed on April 1, 2009 (only with respect to Item 5.03 and Exhibit 3.1(ii) thereto); and

3. The description of our common stock on Form 8-A/A filed on November 17, 2006.

All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act or we

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incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act) from the date of this prospectus until the sale of all securities registered hereunder shall be deemed to be incorporated by reference in this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. You may access a copy of any or all of these filings, free of charge, at our website, www.covantaholding.com, or by writing us at the following address or telephoning us at the number below:

Covanta Holding Corporation
Attn: Investor Relations
40 Lane Road
Fairfield, New Jersey 07004
(800) 882-4122 Ext. 7001
You may also direct your requests via e-mail to investors@covantaenergy.com

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Risk Factors

Please carefully consider the risk factors described in any prospectus supplements and in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making investment decisions, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

Forward-Looking Statements

This prospectus, the documents incorporated by reference in this prospectus and other written reports and oral statements made from time to time by us may contain statements that may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995, referred to as the “PSLRA” in this prospectus, or in releases made by the SEC, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of us and our subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act of 1933, as amended, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. We caution investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to us include, but are not limited to, the risks and uncertainties affecting our businesses described in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2008, any prospectus supplements and other securities filings by us with the SEC.

Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this prospectus and registration statement are made only as of the date hereof and we do not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Covanta Holding Corporation

We are a leading developer, owner and operator of infrastructure for the conversion of waste to energy (known as “energy-from-waste”), as well as other waste disposal and renewal energy production businesses in the Americas, Europe and Asia. We are organized as a holding company which was incorporated in Delaware on April 16, 1992. We conduct all of our operations through subsidiaries which are engaged predominantly in the businesses of waste and energy services. We also engage in the independent power production business outside the Americas. We have investments in subsidiaries engaged in insurance operations in California primarily in property and casualty insurance.

We own, have equity investments in, and/or operate 60 energy generation facilities, 50 of which are in the United States and 10 of which are located outside of the United States. Our energy generation facilities use a variety of fuels, including municipal solid waste, wood waste (biomass), landfill gas, water (hydroelectric), natural gas, coal and heavy fuel oil. We also own or operate several businesses that are associated with our renewable energy business, including a waste procurement business, a biomass procurement business, four landfills, which we use primarily for ash disposal, and several waste transfer stations.

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Energy-from-waste projects have two essential purposes: to provide waste disposal services, typically to municipal clients who sponsor the projects, and to use that waste as a fuel source to generate renewable energy. The electricity or steam generated is generally sold to local utilities or industrial customers, and most of the resulting revenues reduce the overall cost of waste disposal services to the municipal clients. These projects are capable of providing waste disposal services and generating electricity or steam, if properly operated and maintained, for several decades. Generally, we provide these waste disposal services and sell the electricity or steam generated under contracts, which expire on various dates between 2009 and 2034. Many of our service contracts may be renewed for varying periods of time, at the option of the municipal client.

Our principal executive offices are located at 40 Lane Road, Fairfield, New Jersey 07004, and our telephone number is (973) 882-9000.

Use of Proceeds

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from the sale of the securities for general corporate purposes. We will not receive proceeds from sales of our common stock by selling stockholders except as may otherwise be stated in an applicable prospectus supplement.

Description of the Securities

We may issue from time to time, in one or more offerings the following securities:

•	shares of our common stock, $0.10 par value per share;

•	shares of our preferred stock, $0.10 par value per share;

•	warrants exercisable for our common stock; or

•	debt securities.

We will set forth in the applicable prospectus supplement a description of the common stock, preferred stock, warrants or debt securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offering.

Selling Stockholders

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule, and the effectiveness of our internal control over financial reporting as of December 31, 2008 included in our Annual Report on Form 10-K for the year ended December 31, 2008, as set forth in their reports which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Neal, Gerber & Eisenberg LLP of Chicago, Illinois.

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PART II

INFORMATION NOT REQUIRED IN THIS PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses in connection with the sale and distribution of securities being registered, other than discounts, concessions and brokerage commissions. All amounts set forth below are estimates.

SEC registration fee	$	*
Legal fees and expenses		10,000**
Accounting fees and expenses		10,000**
Miscellaneous		5,000**

Total		$25,000**

We will bear all of the foregoing expenses.

*	We are deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended.

**	Estimate.

Item 15.	Indemnification of Directors and Officers.

Under Section 145 of Delaware General Corporation Law, referred to in this prospectus as the “DGCL”, a corporation has the authority to indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of such person’s service as a director or officer of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against amounts paid and expenses incurred in connection with the defense or settlement of such action, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. If such person has been judged liable to the corporation in any action or proceeding brought by or in the right of the corporation, however, indemnification is only permitted to the extent that the adjudicating court (or the court in which the action was brought) determines, despite the adjudication of liability, that such indemnification is proper.

As permitted by Section 145 of DGCL, our restated certificate of incorporation and by-laws authorize us to indemnify any officer, director and employee of ours against amounts paid or expenses incurred in connection with any action, suit or proceeding (other than any such action by or in the right of the corporation) to which such person is threatened to be made a party as a result of such positions if the Board of Directors or stockholders or independent legal counsel to us, in a written opinion, determine that indemnification is proper.

We have entered into indemnification agreements with our directors and executive officers and certain other of our officers, including of our subsidiaries. Each indemnification agreement generally provides that, subject to certain conditions, limitations and exceptions:

(1) we will indemnify and hold harmless the indemnitee to the fullest extent permitted by the DGCL from expenses and liabilities incurred by the indemnitee in connection with third party and derivative legal actions brought against the indemnitee as a result of his or her service to us;

(2) we are required to advance all covered expenses incurred by the indemnitee in a proceeding covered by the indemnification agreement; and

(3) to the extent indemnification is not available in any proceeding in which the indemnitee is jointly liable with us, there is a right of contribution from us based on the relative benefits received by the indemnitee and us with respect to the transaction from which the proceeding arose.

Item 16.	Exhibits.

Exhibit
No.		Description

1	.1*	Form of Underwriting Agreement.
3	.1**	Restated Certificate of Incorporation of Covanta Holding Corporation (incorporated herein by reference to Exhibit 3.1 of Covanta Holding Corporation’s Current Report on Form 8-K dated January 19, 2007 and filed with the SEC on January 19, 2007).
3	.2**	Amended and Restated By-laws of Covanta Holding Corporation as amended and effective May 30, 2007 (incorporated herein by reference to Exhibit 3.1(ii) of Covanta Holding Corporation’s Current Report on Form 8-K dated May 30, 2007 and filed with the SEC on May 31, 2007).
4	.1**	Indenture dated as of January 18, 2007 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 of Covanta Holding Corporation’s Registration Statement on Form S-3 (Reg. No. 333-140082) dated January 19, 2007 and filed with the SEC on January 19, 2007).
5.1		Legal Opinion of Neal, Gerber & Eisenberg LLP.
23.1		Consent of Neal, Gerber & Eisenberg LLP (included as part of Exhibit 5.1).
23.2		Consent of Independent Registered Public Accounting Firm of Covanta Holding Corporation and Subsidiaries, dated March 30, 2009, by Ernst & Young LLP.
24.1		Powers of Attorney (included as part of the signature page of this Registration Statement).
25.1		Statement of Eligibility of Trustee on Form T-1 for the Debt Securities.

*	To be filed by a post-effective amendment or as an exhibit to a document to be incorporated by reference herein.

**	Not filed herewith but incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of New Jersey, on April 3, 2009.

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Anthony J. Orlando
Anthony J. Orlando
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned persons whose signature appears below constitutes and appoints ANTHONY J. ORLANDO and TIMOTHY J. SIMPSON, and each of them, with power to act without the other, such undersigned person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in his or her respective name, place and stead, in any and all capacities, to sign, execute and file this registration statement on Form S-3, and any and all amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, or any other governmental or regulatory authority, granting unto each said attorneys-in-fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such undersigned person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed on April 3, 2009 by the following persons in the capacities indicated:

Signature	Title

/s/ Samuel Zell Samuel Zell	Chairman of the Board

/s/ Anthony J. Orlando Anthony J. Orlando	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Mark A. Pytosh Mark A. Pytosh	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Thomas E. Bucks Thomas E. Bucks	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ David M. Barse David M. Barse	Director

/s/ Ronald J. Broglio Ronald J. Broglio	Director

/s/ Peter C.B. Bynoe Peter C.B. Bynoe	Director

Signature	Title

/s/ Linda J. Fisher Linda J. Fisher	Director

/s/ Richard L. Huber Richard L. Huber	Director

/s/ William C. Pate William C. Pate	Director

/s/ Robert S. Silberman Robert S. Silberman	Director

/s/ Jean Smith Jean Smith	Director

/s/ Clayton Yeutter Clayton Yeutter	Director

EXHIBIT INDEX

Exhibit
No.		Description

1	.1*	Form of Underwriting Agreement.
3	.1**	Restated Certificate of Incorporation of Covanta Holding Corporation (incorporated herein by reference to Exhibit 3.1 of Covanta Holding Corporation’s Current Report on Form 8-K dated January 19, 2007 and filed with the SEC on January 19, 2007).
3	.2**	Amended and Restated By-laws of Covanta Holding Corporation as amended and effective May 30, 2007 (incorporated herein by reference to Exhibit 3.1(ii) of Covanta Holding Corporation’s Current Report on Form 8-K dated May 30, 2007 and filed with the SEC on May 31, 2007).
4	.1**	Indenture dated as of January 18, 2007 between Covanta Holding Corporation and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 of Covanta Holding Corporation’s Registration Statement on Form S-3 (Reg. No. 333-140082) dated January 19, 2007 and filed with the SEC on January 19, 2007).
5.1		Legal Opinion of Neal, Gerber & Eisenberg LLP.
23.1		Consent of Neal, Gerber & Eisenberg LLP (included as part of Exhibit 5.1).
23.2		Consent of Independent Registered Public Accounting Firm of Covanta Holding Corporation and Subsidiaries, dated March 30, 2009, by Ernst & Young LLP.
24.1		Powers of Attorney (included as part of the signature page of this Registration Statement).
25.1		Statement of Eligibility of Trustee on Form T-1 for the Debt Securities.

*	To be filed by a post-effective amendment or as an exhibit to a document to be incorporated by reference herein.

**	Not filed herewith but incorporated herein by reference.